SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2007

ONSTREAM MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-22849	65-0420146
(Commission File Number)	(IRS Employer IdentificationNumber)

1291 SW 29 Avenue, Pompano Beach, Florida 33069
(Address of executive offices and Zip Code)

(954)917-6655
(Registrant's Telephone Number, Including Area Code)

______________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure
Item 8.01    Other Events

On November 14, 2007 we issued a press release announcing that the Audio and Web Conferencing (a/k/a Infinite Conferencing, or Infinite) division of our Web Communications Services Group achieved record revenue of approximately $700,000 during October 2007. This represents an increase of approximately 24% over the approximately $563,000 of revenue recorded during the same month of the previous year (October 2006, which was prior to our April 2007 acquisition of Infinite). However, results from one month should not be used to extrapolate and/or project revenues for any other monthly, quarterly or annual periods. A copy of the press release, which is incorporated herein by reference, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Pursuant to the rules of the Securities and Exchange Commission, the information contained in this report is considered “furnished” but shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated into any filings by the Company under such or the Securities Act of 1933.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press release dated November 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

November 14, 2007	By:	/s/ Robert E. Tomlinson
Robert E. Tomlinson, CFO